Exhibit 10.14

2014 EQUITY INCENTIVE PLAN OF

ORTHO-CLINICAL DIAGNOSTICS BERMUDA CO. LTD.

RESTRICTED STOCK AGREEMENT

GRANT NOTICE

The participant set forth below (the “Participant”) has been granted Restricted Stock, subject to the terms and conditions of the Ortho-Clinical Diagnostics Bermuda Co. Ltd. 2014 Equity Incentive Plan, as amended from time to time (the “Plan”) and this Restricted Stock Agreement, which includes the terms in this Grant Notice (the “Grant Notice”) and Appendix A attached hereto (collectively, this “Agreement”). Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in this Agreement.

Participant:	Christopher Smith

Grant Date:	September 30, 2020

Total Number of Shares of Restricted Stock:	200,000

Type of Restricted Stock	Ordinary Shares

Vesting Schedule:	The Shares shall vest in accordance with the vesting schedule set forth in Appendix A.

Both Ortho-Clinical Diagnostics Bermuda Co. Ltd. (the “Company”) and the Participant acknowledge and agree that this Agreement and the Plan constitute the entire agreement between the Company and the Participant regarding the terms and conditions of the Restricted Stock awarded hereunder, and that the foregoing supersede all prior communications, agreements, and understandings, written or oral, with respect to the terms and conditions of such Restricted Stock. ACCORDINGLY, PLEASE BE SURE TO READ ALL OF THIS AGREEMENT (INCLUDING THE GRANT NOTICE AND APPENDIX A) AND THE PLAN. For the avoidance of doubt, the Restricted Stock granted pursuant to this Agreement is in addition to and not in substitution for or replacement of the award of 200,000 shares of Restricted Stock granted to the Participant in 2019.

ORTHO-CLINICAL DIAGNOSTICS BERMUDA CO. LTD.:	PARTICIPANT:

By:	/s/ Robert Schmidt	By:	/s/ Christopher Smith
Name:	Robert Schmidt	Name: Christopher Smith
Title:	Principal

APPENDIX A

TO THE RESTRICTED STOCK AGREEMENT

Pursuant to this Agreement, the Company has awarded to the Participant the number of shares of Restricted Stock under the Plan set forth in the Grant Notice.

ARTICLE I.

INCORPORATION OF TERMS

The Restricted Stock is subject to the terms and conditions of the Plan, which are incorporated herein by reference. In the event of any inconsistency between the Plan and this Agreement, the terms of the Plan shall control.

ARTICLE II.

AWARD OF RESTRICTED STOCK

2.1 Award of Restricted Stock.

(a) Award. As of the Grant Date, the Company issued to the Participant the number of shares of Restricted Stock, par value $0.00001 per share (“Par Value”), set forth in the Grant Notice in consideration of the Participant’s agreement to remain in the service or employ of the Company or one of its subsidiaries, in exchange for the Participant’s payment in cash to the Company of Par Value per share of Restricted Stock and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged. Such shares of Restricted Stock and any dividends and distributions made or declared with respect to such shares, in each case, whether vested or unvested shall sometimes be referred to herein as “Shares.”

(b) Book Entry Form; Certificates. At the sole discretion of the Administrator, the Shares will be issued in either (i) uncertificated form, with the Shares recorded in the name of the Participant in the register of members of the Company with appropriate notations regarding the Restrictions; or (ii) certificate form subject to the terms of Section 2.1(c). For purposes of this Agreement, “Restrictions” shall mean the forfeiture provision in Section 2.2 and the other restrictions set forth in this Agreement or the Plan.

(c) Legend. Shares issued pursuant to this Agreement shall bear such legend or legends as shall be determined by the Administrator.

(d) Escrow. The Secretary of the Company or such other escrow holder as the Company may appoint may retain physical custody of any certificates representing the Shares until all of the Restrictions lapse or shall have been removed.

2.2 Restrictions.

(a) Vesting of Restricted Stock. 50% of the Shares of Restricted Stock granted pursuant to this Agreement (i.e., 100,000 Shares) shall be considered “Limited Shares” for purposes of this Agreement and 50% of the Shares of Restricted Stock granted pursuant to this Agreement (i.e., 100,000 Shares) shall be considered “Unlimited Shares” for purposes of this Agreement. Subject to Section 2.2(b), the Restricted Stock shall vest and the Restrictions shall lapse as set forth in this Section 2.2(a), in each case, subject to the Participant remaining continuously employed as the Company’s Chief Executive Officer through the applicable vesting date. All share price hurdles set forth in this Section 2.2(a) shall be equitably adjusted to reflect any share split, share dividend or other Equity Restructuring, as determined by the Administrator.

(i) Vesting of Limited Shares if a Liquidity Event occurs prior to an IPO. If a Liquidity Event occurs prior to an IPO, then, subject to the Participant remaining continuously employed as the Company’s Chief Executive Officer through the date of the Liquidity Event, (A) 25% of the Limited Shares (“First Tranche Limited Shares”) shall vest upon the date of the Liquidity Event if the price per share of Common Stock paid to the Company’s Principal Stockholders in such Liquidity Event equals or exceeds $27.50, (B) 25% of the Limited Shares (“Second Tranche Limited Shares”) shall vest upon the date of the Liquidity Event if the price per share of Common Stock paid to the Company’s Principal Stockholders in such Liquidity Event equals or exceeds $30.00, (C) 25% of the Limited Shares (“Third Tranche Limited Shares”) shall vest upon the date of the Liquidity Event if the price per share of Common Stock paid to the Company’s Principal Stockholders in such Liquidity Event equals or exceeds $32.50, and (D) 25% of the Limited Shares (“Fourth Tranche Limited Shares”) shall vest upon the date of the Liquidity Event if the price per share of Common Stock paid to the Company’s Principal Stockholders in such Liquidity Event equals or exceeds $35.00. Upon the occurrence of a Liquidity Event that occurs prior to an IPO, any Limited Shares that do not vest in accordance with this Section 2.2(a)(i) shall immediately and automatically be forfeited and cancelled for no consideration. In addition, if neither an IPO nor a Liquidity Event has occurred as of the Limited Shares Expiration Date, the Limited Shares shall automatically be forfeited and cancelled for no consideration on the Limited Shares Expiration Date.

(ii) Vesting of Limited Shares if an IPO occurs prior to a Liquidity Event. If an IPO occurs prior to a Liquidity Event, then, subject to the Participant remaining continuously employed as the Company’s Chief Executive Officer through the applicable vesting date, the Limited Shares shall vest as follows:

(A) The First Tranche Limited Shares (i.e., 25% of the Limited Shares) shall vest upon the six-month anniversary of the closing date of the IPO (“First Tranche Vesting Date”) if at such time the VWAP equals or exceeds $27.50. If the VWAP is less than $27.50 on the First Tranche Vesting Date, the First Tranche Limited Shares shall vest at such later time as the VWAP equals or exceeds $27.50 so long as the VWAP equals or exceeds $27.50 on or before the Limited Shares Expiration Date.

(B) The Second Tranche Limited Shares (i.e., 25% of the Limited Shares) shall vest upon the one-year anniversary of the closing date of the IPO (“Second Tranche Vesting Date”) if at such time the VWAP equals or exceeds $30.00. If the VWAP is less than $30.00 on the Second Tranche Vesting Date, the Second Tranche Limited Shares shall vest at such later time as the VWAP equals or exceeds $30.00 so long as the VWAP equals or exceeds $30.00 on or before the Limited Shares Expiration Date.

(C) The Third Tranche Limited Shares (i.e., 25% of the Limited Shares) shall vest upon the eighteen month anniversary of the closing date of the IPO (“Third Tranche Vesting Date”) if at such time the VWAP equals or exceeds $32.50. If the VWAP is less than $32.50 on the Third Tranche Vesting Date, the Third Tranche Limited Shares shall vest at such later time as the VWAP equals or exceeds $32.50 so long as the VWAP equals or exceeds $32.50 on or before the Limited Shares Expiration Date.

(D) The Fourth Tranche Limited Shares (i.e., 25% of the Limited Shares) shall vest upon the two-year anniversary of the closing date of the IPO (“Fourth Tranche Vesting Date”) if at such time the VWAP equals or exceeds $35.00. If the VWAP is less than $35.00 on the Fourth Tranche Vesting Date, the Fourth Tranche Limited Shares shall vest at such later time as the VWAP equals or exceeds $35.00 so long as the VWAP equals or exceeds $35.00 on or before the Limited Shares Expiration Date.

(E) If a Change in Control occurs after the date of an IPO, then any unvested Limited Shares shall vest upon the occurrence of the Change in Control if the price per share paid or implied in the Change in Control transaction equals or exceeds (i) $27.50 with respect to the First Tranche Limited Shares, (ii) $30.00 with respect to the Second Tranche Limited Shares, (iii) $32.50 with respect to the Third Tranche Limited Shares, and (iv) $35.00 with respect to the Fourth Tranche Limited Shares. Any portion of the Limited Shares that does not vest pursuant to this Section 2.2(a)(ii)(E) shall automatically be forfeited and cancelled for no consideration upon the occurrence of the Change in Control.

(F) Any portion of the Limited Shares that has not vested on or prior to the Limited Shares Expiration Date shall automatically be forfeited and cancelled for no consideration on the Limited Shares Expiration Date.

(iii) Vesting of Unlimited Limited Shares if a Liquidity Event occurs prior to an IPO. If a Liquidity Event occurs prior to an IPO, then, subject to the Participant remaining continuously employed as the Company’s Chief Executive Officer through the date of the Liquidity Event, (A) 25% of the Unlimited Limited Shares (“First Tranche Unlimited Shares”) shall vest upon the date of the Liquidity Event if the price per share of Common Stock paid to the Company’s Principal Stockholders in such Liquidity Event equals or exceeds $25.00, (B) 25% of the Unlimited Shares (“Second Tranche Unlimited Shares”) shall vest upon the date of the Liquidity Event if the price per share of Common Stock paid to the Company’s Principal Stockholders in such Liquidity Event equals or exceeds $30.00, (C) 25% of the Unlimited Shares (“Third Tranche Unlimited Shares”) shall vest upon the date of the Liquidity Event if the price per share of Common Stock paid to the Company’s Principal Stockholders in such Liquidity Event equals or exceeds $35.00, and (D) 25% of the Unlimited Shares (“Fourth Tranche Unlimited Shares”) shall vest upon the date of the Liquidity Event if the price per share of Common Stock paid to the Company’s Principal Stockholders in such Liquidity Event equals or exceeds $40.00. Upon the occurrence of a Liquidity Event that occurs prior to an IPO, any Unlimited Shares that do not vest in accordance with this Section 2.2(a)(iii) shall immediately and automatically be forfeited and cancelled for no consideration.

(iv) Vesting of Unlimited Shares if an IPO occurs prior to a Liquidity Event. If an IPO occurs prior to a Liquidity Event, then, subject to the Participant remaining continuously employed as the Company’s Chief Executive Officer through the applicable vesting date, the Unlimited Shares shall vest as follows, provided that no portion of the Unlimited Shares will vest prior to the six month anniversary of the closing date of the IPO:

(A) The First Tranche Unlimited Shares (i.e., 25% of the Unlimited Shares) shall vest at such time as the VWAP equals or exceeds $25.00.

(B) The Second Tranche Unlimited Shares (i.e., 25% of the Unlimited Shares) shall vest at such time as the VWAP equals or exceeds $30.00.

(C) The Third Tranche Unlimited Shares (i.e., 25% of the Unlimited Shares) shall vest at such time as the VWAP equals or exceeds $35.00.

(D) The Fourth Tranche Unlimited Shares (i.e., 25% of the Unlimited Shares) shall vest at such time as the VWAP equals or exceeds $40.00.

(E) If a Change in Control occurs after the date of an IPO, then any unvested Unlimited Shares shall vest upon the occurrence of the Change in Control if the price per share paid or implied in the Change in Control transaction equals or exceeds (i) $25.00 with respect to the First Tranche Unlimited Shares, (ii) $30.00 with respect to the Second Tranche Unlimited Shares, (iii) $35.00 with respect to the Third Tranche Unlimited Shares, and (iv) $40.00 with respect to the Fourth Tranche Unlimited Shares. Any portion of the Unlimited Shares that does not vest pursuant to this Section 2.2(a)(iv)(E) shall automatically be forfeited and cancelled for no consideration upon the occurrence of the Change in Control.

(b) Forfeiture. Notwithstanding anything to the contrary set forth herein, any portion of the Restricted Stock which has not become vested pursuant to Section 2.2(a) as of the date the Participant incurs a Termination of Service or ceases to remain employed as the Company’s Chief Executive Officer shall automatically be forfeited by the Participant on the date of such termination. Any shares that are forfeited for no consideration pursuant to any provision of this Agreement shall, subject to and if provided for under Applicable Law, be repurchased by the Company for a cash payment equal to par value or nominal value, as applicable, per share of such Restricted Stock which is not vested.

(c) Tax Withholding; Conditions to Issuance of Certificates. Notwithstanding any other provision of this Agreement:

(i) The Participant is ultimately liable and responsible for all taxes owed in connection with the Restricted Stock, regardless of any action the Company or any of its subsidiaries takes with respect to any tax withholding obligations that arise in connection with the Restricted Stock. Neither the Company nor any of its subsidiaries makes any representation or undertaking regarding the treatment of any tax withholding in connection with the awarding or vesting of the Restricted Stock or the subsequent sale of shares. The Company and its subsidiaries do not commit and are under no obligation to structure the Restricted Stock to reduce or eliminate the Participant’s tax liability.

(ii) Prior to any tax withholding becoming due, the Participant must make arrangements acceptable to the Administrator to satisfy such withholding and must satisfy such tax withholdings when due. To the extent permitted by the Administrator, the Company (or the employing subsidiary) will withhold a portion of the shares of Restricted Stock that have an aggregate Fair Market Value sufficient to pay the minimum federal, state and local income, employment and any other applicable taxes required to be withheld by the Company or the employing subsidiary with respect to the shares. Notwithstanding any contrary provision of this Agreement, no vested Shares will be released from the Company unless and until satisfactory arrangements (as determined by the Administrator) have been made by the Participant with respect to the payment of any income and other taxes which the Company determines must be withheld or collected as of the vesting date with respect to such Shares. In addition and to the maximum extent permitted by Applicable Law, and to the extent other satisfactory arrangements are not made by the Participant, the Company (or the employing subsidiary) has the right to retain from salary or other amounts payable to the Participant, cash having a value sufficient to satisfy any tax withholding obligations that cannot be satisfied by the withholding of otherwise deliverable Shares and any other arrangements made by the Participant.

2.3 Rights as Shareholder. Except as otherwise provided herein, upon the Grant Date, the Participant shall have all the rights of a shareholder with respect to the Shares, including the right to receive any cash or stock dividends or other distributions paid to or made with respect to the Shares, subject to the Restrictions herein.

2.4 Retained Distributions. The Company will retain custody of all cash dividends and other distributions (“Retained Distributions”) made or declared with respect to the Restricted Stock (and such Retained Distributions will be subject to the Restrictions and the other terms and conditions under this Agreement that are applicable to the Restricted Stock) until such time, if ever, as the Restricted Stock with respect to which such Retained Distributions shall have been made, paid or declared shall have become vested pursuant to Section 2.2(a) or, if earlier, tax withholding is otherwise due with respect to such Restricted Stock.

ARTICLE III.

OTHER PROVISIONS

3.1 Governing Law; Severability. This Agreement shall be administered, interpreted and enforced under the laws of the State of Delaware, without regard to the conflicts of law principles thereof. Should any provision of this Agreement be determined by a court of law to be illegal or unenforceable, the other provisions shall nevertheless remain effective and shall remain enforceable.

3.2 Notices. Any notice to be given under the terms of this Agreement to the Company shall be addressed to the Company at its principal executive offices in care of the Secretary of the Company, and any notice to be given to the Participant shall be addressed to the Participant at the most recent address for the Participant shown in the Company’s records. By a notice given pursuant to this Section 3.2, either party may hereafter designate a different address for notices to be given to that party. Any notice shall be deemed duly given when sent via email or when sent by certified mail (return receipt requested) and deposited (with postage prepaid) in a post office or branch post office regularly maintained by the United States Postal Service.

3.3 Successors and Assigns. The Company may assign any of its rights under this Agreement to single or multiple assignees, and this Agreement shall inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer herein set forth, this Agreement shall be binding upon the Participant and his heirs, executors, administrators, successors and assigns.

ARTICLE IV.

DEFINITIONS

Whenever the following terms are used in this Agreement, they shall have the meaning specified below unless the context clearly indicates to the contrary. Capitalized terms used in this Agreement and not defined below shall have the meaning given such terms in the Plan or the Grant Notice. The singular pronoun shall include the plural, where the context so indicates.

4.1 Affiliate. “Affiliate” shall mean, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with, such Person where “control” shall have the meaning given such term under Rule 405 of the Securities Act. For the purposes of this Agreement, Affiliates of the Company shall include all Principal Stockholders, except where otherwise specified.

4.2 Effective Date. “Effective Date” shall mean June 30, 2014.

4.3 IPO. “IPO” shall mean an initial public offering of the Company’s Common Stock (or successor securities) or any other transaction of any kind that results in the Common Stock (or successor securities) becoming listed on a national securities exchange.

4.4 Limited Shares Expiration Date. “Limited Shares Expiration Date” means December 31, 2023.

4.5 Liquidity Event. “Liquidity Event” shall mean either (a) the consummation of the sale, transfer, conveyance or other disposition in one or a series of transactions, of the equity securities of the Company or its successor held, directly or indirectly, by all of the Principal Stockholders in exchange for cash , or in the case of any transaction resulting in the exchange for consideration other than cash (“non-cash consideration”) the receipt of cash upon the disposition of such non-cash consideration, such that immediately following such transaction or disposition (or series of transactions or dispositions), the equity securities of the Company or its successor held, directly or indirectly, by all of the Principal Stockholders and any Affiliate of any Principal Stockholders is, in the aggregate, less than 50% of the equity securities of the Company or its successor (as such securities may be adjusted for the occurrence of a corporate event) held, directly or indirectly, by all of the Principal Stockholders and any Affiliate of any Principal Stockholders as of the Effective Date; or (b) the consummation of the sale, lease, transfer, conveyance or other disposition (other than by way of merger, equity purchase or consolidation), in one or a series of transactions, of all or substantially all of the assets of the Company, or the Company and its subsidiaries taken as a whole, to any “person” (as such term is defined in Section 13(d)(3) of the Exchange Act) other than to any Principal Stockholders or an Affiliate of any Principal Stockholders.

4.6 VWAP. “VWAP” shall mean, as of any date, the volume weighted average closing price of the Company’s Common Stock (or successor securities) over the 30 preceding trading days.

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